EXHIBIT 10.2

AMENDED AND RESTATED
REVOLVING NOTE

Original date of execution: September 24, 2001
Date of amendment and restatement: ____ __, 2002

$25,000,000.00	New York, New York

      FOR VALUE RECEIVED, PROTECTIVE APPAREL CORPORATION OF AMERICA, POINT BLANK BODY ARMOR, INC. and NDL PRODUCTS, INC. (each a "Borrower" and collectively, the "Borrowers") jointly and severally promise to pay to the order of LASALLE BUSINESS CREDIT, INC. (the "Lender"), at its offices located at 135 South LaSalle Street, Chicago, Illinois 60603, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) on the Maturity Date, which shall mean the last day of the Original Term, or the applicable Renewal Term, in the event that the Loan Agreement (as defined below) is renewed, as the case may be, or so much of such principal sum as shall be outstanding and unpaid on the Maturity Date, all as more fully set forth in the Loan and Security Agreement, dated as of September 24, 2001 (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and among each of the Borrowers, DHB Industries, Inc., as Guarantor, the DHB Subsidiaries and the Lender. Terms which are capitalized in this Revolving Note but are not otherwise defined shall have the meanings ascribed to them in the Loan Agreement. The Borrowers further promise jointly and severally to pay (a) the principal of the Revolving Loans, as set forth in Section 2(d)(i) of the Loan Agreement and (b) interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement, from the date hereof until payment in full hereof. This Revolving Note is referred to in and delivered pursuant to the Loan Agreement, and is subject to and entitled to all provisions and benefits thereof.

      The Borrowers hereby authorize the Lender to charge any account of the Borrowers maintained with the Lender for all sums payable hereunder as and when such sums become due. If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made, in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Borrowers under this Revolving Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the Borrowers, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrowers.

      The principal and all accrued interest hereunder may be prepaid by the Borrowers, in part or in full, at any time; provided, however, that if the Borrowers terminate the Loan Agreement prior to the Maturity Date, the Borrowers may be required to pay a prepayment fee as provided in Section 10 of the Loan Agreement.

      The Borrowers waive the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to set off against the Liabilities, without notice and at any time hereafter, any amounts owing from the Lender to the Borrowers. The Borrowers agree that the Lender shall not be liable for any error in judgment or mistakes of fact or law, other than for gross negligence. To the extent the Borrowers have any counterclaims, they agree to assert any and all such counterclaims (other than compulsory counterclaims) by separate action.

      The Borrowers, any other party liable with respect to the Liabilities evidenced hereby and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Lender's rights hereunder.

      The Revolving Loans evidenced hereby have been made, and this Revolving Note has been delivered, at New York, New York. THIS REVOLVING NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Borrowers and each of their successors and assigns. If this Revolving Note contains any blanks when executed by the Borrowers, the Lender is hereby authorized, without notice to the Borrowers, to complete any such blanks according to the terms upon which the Revolving Loan or Revolving Loans were granted. Wherever possible, each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Revolving Note.

      To induce the Lender to make the Revolving Loans evidenced by this Revolving Note, the Borrowers (i) irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Revolving Note shall be instituted and litigated only in courts having situs in the City of New York, New York; provided, that Lender may elect to commence an action or proceeding with respect to the Collateral in another jurisdiction, (ii) hereby consent to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city, and (iii) waive any objection based on forum non-conveniens. IN ADDITION, THE BORROWERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS REVOLVING NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY BORROWER OR THE LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE BORROWERS AND THE LENDER, waive personal service of any and all process, and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Borrowers at the address indicated in the Lender's records; and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid.

      This Note amends, supersedes and replaces in its entirety that certain Revolving Note (the "Original Note") in the original principal amount of Fifteen Million Five Hundred Thousand and No/100 Dollars ($15,500,000) dated September 24, 2001, executed by the Borrowers and payable to the order of the Lender; provided, however, that all of the indebtedness evidenced by the Original Note continues to be outstanding as of the date hereof, no cancellation, adjustment or novation of such indebtedness shall be deemed to have occurred on account of the amendment and restatement of the Original Note pursuant to this Note, and the Borrowers' execution and delivery of this Note shall constitute an express acknowledgment and confirmation of, and agreement with, the foregoing.

     IN WITNESS WHEREOF, each of the Borrowers has executed this Revolving Note on the date first above set forth.

PROTECTIVE APPAREL CORPORATION OF AMERICA

By: ___________________________
Title:
Name:

POINT BLANK BODY ARMOR, INC.

By: ___________________________
Title:
Name:

NDL PRODUCTS, INC.

By: ___________________________
Title:
Name: